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                                                                   EXHIBIT 5.1


                               SMITH & ASSOCIATES
                       1925 Century Park East, Suite 500
                         Los Angeles, California 90067
                             310.277.1250 Telephone
                             310.286.1816 Facsimile

                                 April 2, 1999

Securities and Exchange Commission
Washington, D.C.

       Re: Houston Operating Company Registration Statement on Form SB-2

Dear Ladies and Gentlemen:

      We have acted as special securities counsel for Houston Operating Company, a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form SB-2 relating to a public offering by the Company of 250,000 shares of the Company's Common Stock and to 250,000 shares of the Company's Common Stock, which underlie the shares of the Company's Preferred Stock convertible into Common Stock. This opinion is rendered to you pursuant to Item 601 of Regulation S-B of the Act.

      In our capacity as such special counsel, we have examined originals or copies, certified or otherwise identified to our satisfaction as being true copies, of such corporate records of the Company as we have been provided for the purpose of this opinion. In our examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.

      On the basis of such examination and our consideration of such questions of law as we have deemed relevant in the circumstances, we are of the opinion, subject to the assumptions and limitations set forth herein, that the shares of Common Stock of the Company that are being registered have been duly authorized and, when sold, will be legally issued, fully paid and non-assessable.

      In rendering our opinion, we have advised you only as to such knowledge as we have obtained from officers of the Company. We have not made an independent review of any of Company's operations, transactions or contractual arrangements for purposes of this opinion. As to any facts material to such opinion, we have relied upon certificates, affidavits, oaths and declarations of public officials and of officers, or other representatives of the Company.

                                             Respectfully submitted,

                                             /s/ SMITH & ASSOCIATES
                                             -------------------------
                                                 SMITH & ASSOCIATES